UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2024

Inspirato Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-39791	85-2426959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1544 Wazee Street Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(303) 586-7771

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ISPO	The Nasdaq Stock Market LLC
Warrants to purchase Class A common stock	ISPOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Resignation of Chief Financial Officer

Robert Kaiden will be resigning from his position as Chief Financial Officer at Inspirato Incorporated (the “Company”) effective as of November 8, 2024. Mr. Kaiden’s resignation was not the result of any disagreement with the Company. The Company appreciates Mr. Kaiden's contributions and wishes him success in his future endeavors.

(b) Appointment of Chief Financial Officer

On October 1, 2024, the Compensation Committee of the Board of Directors of the Company approved the appointment of Michael Arthur as Chief Financial Officer, effective as of November 8, 2024.

Mr. Arthur, age 37, joined the Company in February 2023 as Vice President of FP&A and Treasury and has served as Senior Vice President of Finance since December 2023, overseeing Corporate Finance, FP&A and Treasury. Prior to joining the Company, Mr. Arthur served as Vice President of Finance & Strategy at CSC Generation from June 2022 to January 2023. From July 2015 to May 2022, Mr. Arthur held various finance and strategy positions at VF Corporation, including Senior Director of Corporate Strategy and Corporate Development, Director of Enterprise FP&A, and roles within Treasury & Corporate Finance. Prior to VF Corporation, Mr. Arthur started his career with PWC from September 2011 to July 2015.

Mr. Arthur holds a Master of Accounting and a Bachelor of Science in Business Administration from The University of North Carolina at Chapel Hill, Kenan-Flagler Business School. Mr. Arthur is a Certified Public Accountant and is a CFA charter holder.

Mr. Arthur will receive an annual base salary of $350,000, will be eligible to participate in the Company’s bonus plan with a target of up to 50% of his base salary and will receive certain time-based and performance-based restricted stock units as set forth in the executed offer letter between Mr. Arthur and the Company. A copy of the executed offer letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

There are no arrangements or understanding between Mr. Arthur and any other persons or entities with respect to his appointment and no family relationships between Mr. Arthur and any of the Company’s directors, executive officers, or persons nominated or chosen by the Company to become an executive officer. Mr. Arthur has not been involved in any related person transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K.

(c)  Committee Assignment of Recently Appointed Director

As indicated in Item 8.01 below, director May Samali was appointed to the Corporate Governance and Nominating Committee and director Julie Wainwright was appointed to the Compensation Committee and the Corporate Governance and Nominating Committee.

Item 8.01 Other Events

Committee Assignments

The Company also announces updated committee assignments, effective as of October 1, 2024:

•	Compensation Committee: The Compensation Committee will now consist of Michael Armstrong, as the Chair, Ann Payne, and Julie Wainwright.

•	Corporate Governance and Nominating Committee: The Corporate Governance and Nominating Committee will now consist of Scott Berman, as the Chair, May Samali, and Julie Wainwright.

•	Audit Committee: The Audit Committee will now consist of Ann Payne, as the Chair, Scott Berman, and Michael Armstrong.

These updates reflect the Company’s continued commitment to strong corporate governance and effective executive oversight.

Item 9.01 Financial Statements and Exhibits

(d)        Exhibits.

10.1	Offer Letter between Company and Mr. Arthur dated October 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspirato Incorporated
Dated: October 4, 2024
	By:	/s/ Payam Zamani
Name: Payam Zamani
Title: Chief Executive Officer & Chairman of the Board